Exhibit 5.1

Debevoise & Plimpton llp American & International Lawyers	13/F Entertainment Building 30 Queen’s Road Central Hong Kong Tel (852) 2160 9800 Fax (852) 2810 9828 www.debevoise.com

Thomas M. Britt III Edward Drew Dutton Andrew M. Ostrognai Resident Partners
October 21, 2010
MCE Finance Limited
Walker House
87 Mary Street
George Town
Grand Cayman KY1-9005
Cayman Islands
Registration Statement on Form F-4
of MCE Finance Limited
and the Guarantors (as defined herein)
Ladies and Gentlemen:
     We have acted as special counsel to MCE Finance Limited, an exempted company limited by shares registered in the Cayman Islands (the “Company”) and each guarantor listed on Annex A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form F-4 (the “Registration Statement”), which includes a form of Prospectus (the “Prospectus”) relating to the proposed offering by the Company of US$600,000,000 10.25% Senior Notes due 2018 (the “Exchange Notes”) and the related guarantees of each Guarantor, which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the outstanding 10.25% Senior Notes due 2018 (the “Initial Notes”) and the related guarantees of each Guarantor. The Exchange Notes are to be issued pursuant to an indenture, dated as of May 17, 2010 (the “Indenture”), between the Company and the Bank of New York Mellon, as trustee (the “Trustee”). The Exchange Notes are fully and unconditionally guaranteed by each Guarantor pursuant to a note guarantee (the “Note Guarantee”) dated as of May 17, 2010 among the Company, each Guarantor and the Trustee.
     In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and each Guarantor and such other instruments and certificates of public officials, officers and representatives of the Company and each Guarantor and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to
New York • Washington, D.C. • London • Paris • Frankfurt • Moscow • Hong Kong • Shanghai

To the Addressee Listed on Page One	October 21, 2010

factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and each Guarantor and others delivered to us and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have with your permission, (a) assumed, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the Trustee is and has been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (vi) the Trustee had and has the power and authority to enter into and perform its obligations under, and has duly authorized, executed and delivered, the Indenture and the Note Guarantee, (vii) the Indenture and the Note Guarantee are valid, binding and enforceable with respect to the Trustee, (iv) the Exchange Notes will be duly authenticated by the Trustee in the manner provided in the Indenture, and (b) relied upon (i) the opinion letter, dated as of the date hereof, addressed to you, of Walkers, as to matters of Cayman law, and (ii) the opinion letter, dated as of the date hereof, addressed to you, of Manuela António Law Office, as to matters of Macau law.
     Based on the foregoing, and subject to the further qualifications set forth below, we are of the opinion that:
1.	Upon due execution and issuance of the Exchange Notes by the Company and authentication of the Exchange Notes by the Trustee in accordance with the Indenture and delivery of the Exchange Notes against exchange therefor of the Initial Notes pursuant to the exchange offer described in the Registration Statement, the Exchange Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	Upon due execution and issuance of the Exchange Notes by the Company and authentication of the Exchange Notes by the Trustee in accordance with the Indenture and delivery of the Exchange Notes against exchange therefor of the Initial Notes pursuant to the exchange offer described in the Registration Statement, the Guarantees will be valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms.

3.	MPEL (Delaware) LLC (a) is a limited liability company validly existing under the laws of the State of Delaware and (b) has the limited liability company power and authority to execute, deliver and perform its obligations under the Note Guarantee. MPEL (Delaware) LLC has taken all necessary limited liability company action to authorize its execution and delivery of, and performance of its obligations under, the Note Guarantee.

To the Addressee Listed on Page One	October 21, 2010

     Our opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) concepts of good faith, reasonableness and fair dealing, and standards of materiality and (d) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including court decisions) or public policy. Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture or the Exchange Notes that purports to (a) waive, release or vary any defense, right or privilege of, or any duties owing to, any party to the extent that such waiver, release or variation may be limited by applicable law, (b) constitute a waiver of inconvenient forum or improper venue, (c) relate to the subject matter jurisdiction of a court to adjudicate any controversy, (d) grant a right to collect any amount that a court determines to constitute unearned interest, post-judgment interest or a penalty or forfeiture, (e) maintain or impose any obligation to pay any amount in U.S. dollars, or specify any rate or method of exchange, where a final judgment concerning such obligation is rendered in another currency or (f) provide for liquidated damages or otherwise specify or limit damages, liabilities or remedies.
     The opinions expressed herein are limited to the laws of the State of New York and the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), including the applicable provisions of the Delaware Constitution and the reported cases interpreting such Act, in each case as currently in effect, and we do not express any opinion herein concerning any other laws.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Debevoise & Plimpton LLP

To the Addressee Listed on Page One	October 21, 2010

Annex A
Guarantors

Guarantor	Jurisdiction of Incorporation or Organization
Melco Crown Entertainment Limited	Cayman Islands

MPEL International Limited	Cayman Islands

Melco Crown Gaming (Macau) Limited	Macau Special Administrative Region of the People’s Republic of China

MPEL Nominee One Limited	Cayman Islands

MPEL Investments Limited	Cayman Islands

Altira Hotel Limited	Macau Special Administrative Region of the People’s Republic of China

Altira Developments Limited	Macau Special Administrative Region of the People’s Republic of China

Melco Crown (COD) Hotels Limited	Macau Special Administrative Region of the People’s Republic of China

Melco Crown (COD) Developments Limited	Macau Special Administrative Region of the People’s Republic of China

Melco Crown (Cafe) Limited	Macau Special Administrative Region of the People’s Republic of China

Golden Future (Management Services) Limited	Macau Special Administrative Region of the People’s Republic of China

MPEL (Delaware) LLC	Delaware

Melco Crown Hospitality and Services Limited	Macau Special Administrative Region of the People’s Republic of China

Melco Crown (COD) Retail Services Limited	Macau Special Administrative Region of the People’s Republic of China

Melco Crown (COD) Ventures Limited	Macau Special Administrative Region of the People’s Republic of China

COD Theatre Limited	Macau Special Administrative Region of the People’s Republic of China

Melco Crown COD (HR) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China

Melco Crown COD (CT) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China

Melco Crown COD (GH) Hotel Limited	Macau Special Administrative Region of the People’s Republic of China